UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2018
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02. Results of Operations and Financial Condition.
On August 9, 2018, the Company issued a press release announcing its financial results for the second quarter ended July 1, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K related to Item 2.02, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated August 9, 2018

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: August 10, 2018	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated August 9, 2018

4

Exhibit 99.1
News Release
CEC Entertainment, Inc. Reports
Financial Results for the 2018 Second Quarter

IRVING, Texas - August 9, 2018 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its second quarter ended July 1, 2018.

Second quarter Results (1)
Comparable venue sales increased 1% in the second quarter of 2018 compared to the second quarter of 2017, and total revenues increased $5.6 million to $217.4 million in the second quarter. Revenue would have increased only $1.0 million after adjusting for $4.6 million less deferred amusement revenue compared to the second quarter of 2017. Deferred amusement revenue has no impact on comparable venue sales.
The Company reported a net loss of $9.0 million for the second quarter of 2018, compared to a net loss of $5.9 million for the second quarter of 2017. Adjusted EBITDA for the second quarter of 2018 was $34.2 million, a decrease of $6.1 million from the second quarter of 2017.
Contributing to the change in the net loss and Adjusted EBITDA were increased operating costs, including a $2.3 million increase in labor from wage inflation, approximately $0.6 million in increased liability insurance expenses, and increased merchandise costs resulting from our All You Can Play and more tickets tests. Additionally, the net loss was impacted by a $1.5 million impairment charge related to the closure of one of our locations and a $2.1 million increase in interest expense, partially offset by decreased general and administrative expenses.
“While we continued to feel the impact of several challenges to our business in the second quarter, we were encouraged to be able to increase comparable venue sales,” said Tom Leverton, Chief Executive Officer. “We were excited by the impact of several of our tests, including All You Can Play game packages, and therefore on July 9th we launched All You Can Play nationwide. While All You Can Play has raised the excitement level throughout our venues, we continue to push forward with other initiatives that are under testing.”
Balance Sheet and Liquidity
As of July 1, 2018, the Company had cash and cash equivalents of $88.9 million and $982.7 million principal outstanding on its debt, with net availability of $141.0 million on the undrawn revolving credit facility. During the second quarter of 2018, the Company extended the maturity of $95.0 million of its revolving credit facility through November 16, 2020. The maturity date of the revolving credit facility that was not extended remains February 14, 2019.
During the second quarter of 2018, the Company made $19.3 million of capital expenditures, of which $5.5 million related to growth initiatives, $0.7 million related to IT initiatives, and $13.1 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of July 1, 2018, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	518	41	559
Domestic franchised	26	59	85
International franchised	64	47	111
Total	608	147	755
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Friday, August 10, 2018. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 1289744.
A replay of the call will be available from 12:00 p.m. Central Time on August 10, 2018 through 10:59 p.m. Central Time on August 26, 2018. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 1289744.
About CEC Entertainment, Inc.
For 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese’s and Peter Piper Pizza venues. As America’s #1 place for birthdays, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid ®. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese’s has donated more than $14 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza, with its neighborhood pizzeria feel, features dining, entertainment and carryout. The solution to ‘the family night out’, Peter Piper Pizza takes pride in delivering a food first, parent friendly experience that reconnects family and friends. As of July 1, 2018, the Company and its franchisees operated a system of 608 Chuck E. Cheese’s and 147 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Erin Gordon
EVP & CFO                                Current Marketing
CEC Entertainment, Inc.                            (312) 929-0514
(972) 258-4525                             egordon@talktocurrent.com
dblack@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on March 28, 2018. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	negative publicity and changes in consumer preferences;

•	our ability to successfully expand and update our current venue base;

•	our ability to successfully implement our marketing strategy;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to weather economic uncertainty and changes in consumer discretionary spending;

•	increases in food, labor and other operating costs;

•	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

•	risks related to our substantial indebtedness;

•	failure of our information technology systems to support our current and growing businesses;

•	disruptions to our commodity distribution system;

•	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

•	risks from product liability claims and product recalls;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	potential liability under certain state property laws;

•	fluctuations in our financial results due to new venue openings;

•	local conditions, natural disasters, terrorist attacks and other events and public health issues;

•	the seasonality of our business;

•	inadequate insurance coverage;

•	labor shortages and immigration reform;

•	loss of certain personnel;

•	our ability to protect our trademarks or other proprietary rights;

•	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

•	our ability to successfully integrate the operations of companies we acquire;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems; and

•	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 28, 2018.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	July 1, 2018		July 2, 2017		July 1, 2018		July 2, 2017

REVENUES:
Food and beverage sales	$96,258	44.3%	$97,411	46.0%	$214,635	45.4%	$221,830	46.5%
Entertainment and merchandise sales	115,904	53.3%	109,724	51.8%	247,021	52.3%	245,641	51.5%
Total company venue sales	212,162	97.6%	207,135	97.8%	461,656	97.8%	467,471	98.1%
Franchise fees and royalties	5,196	2.4%	4,649	2.2%	10,606	2.2%	9,272	1.9%
Total revenues	217,358	100.0%	211,784	100.0%	472,262	100.0%	476,743	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs (excluding Depreciation and amortization):
Cost of food and beverage (1)	22,894	23.8%	22,823	23.4%	50,254	23.4%	51,040	23.0%
Cost of entertainment and merchandise (2)	8,421	7.3%	6,854	6.2%	17,802	7.2%	15,341	6.2%
Total cost of food, beverage, entertainment and merchandise (3)	31,315	14.8%	29,677	14.3%	68,056	14.7%	66,381	14.2%
Labor expenses (3)	62,618	29.5%	60,351	29.1%	129,966	28.2%	126,738	27.1%
Rent expense (3)	24,714	11.6%	23,906	11.5%	48,764	10.6%	47,225	10.1%
Other venue operating expenses (3)	37,069	17.5%	35,967	17.4%	75,132	16.3%	72,716	15.6%
Total company venue operating costs (3)	155,716	73.4%	149,901	72.4%	321,918	69.7%	313,060	67.0%
Other costs and expenses:
Advertising expense	12,977	6.0%	12,237	5.8%	26,952	5.7%	25,619	5.4%
General and administrative expenses	13,416	6.2%	13,719	6.5%	26,325	5.6%	29,090	6.1%
Depreciation and amortization	25,493	11.7%	27,623	13.0%	52,065	11.0%	55,928	11.7%
Transaction, severance and related litigation costs	191	0.1%	490	0.2%	725	0.2%	570	0.1%
Asset impairments	1,591	0.7%	—	—%	1,591	0.3%	—	—%
Total operating costs and expenses	209,384	96.3%	203,970	96.3%	429,576	91.0%	424,267	89.0%
Operating income	7,974	3.7%	7,814	3.7%	42,686	9.0%	52,476	11.0%
Interest expense	19,113	8.8%	17,061	8.1%	37,671	8.0%	34,123	7.2%
Income (loss) before income taxes	(11,139)	(5.1)%	(9,247)	(4.4)%	5,015	1.1%	18,353	3.8%
Income tax expense (benefit)	(2,174)	(1.0)%	(3,317)	(1.6)%	1,759	0.4%	7,061	1.5%
Net income (loss)	$(8,965)	(4.1)%	$(5,930)	(2.8)%	$3,256	0.7%	$11,292	2.4%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	July 1, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$88,887	$67,200
Restricted cash	207	112
Other current assets	73,643	73,419
Total current assets	162,737	140,731
Property and equipment, net	553,780	570,021
Goodwill	484,438	484,438
Intangible assets, net	478,682	480,377
Other noncurrent assets	18,062	19,477
Total assets	$1,697,699	$1,695,044
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Other current liabilities	105,583	102,689
Total current liabilities	113,183	110,289
Capital lease obligations, less current portion	12,674	13,010
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	963,243	965,213
Deferred tax liability	110,672	114,186
Other noncurrent liabilities	231,990	230,198
Total liabilities	1,431,762	1,432,896
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of July 1, 2018 and December 31, 2017	—	—
Capital in excess of par value	359,466	359,233
Accumulated deficit	(91,943)	(95,199)
Accumulated other comprehensive loss	(1,586)	(1,886)
Total stockholder’s equity	265,937	262,148
Total liabilities and stockholder’s equity	$1,697,699	$1,695,044

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	July 1, 2018	July 2, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,256	$11,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,065	55,928
Deferred income taxes	(3,626)	(3,589)
Stock-based compensation expense	227	336
Amortization of lease related liabilities	(508)	(237)
Amortization of original issue discount and deferred debt financing costs	2,226	2,273
Loss on asset disposals, net	2,038	3,716
Asset impairments	1,591	—
Non-cash rent expense	2,931	2,101
Other adjustments	348	9
Changes in operating assets and liabilities:
Operating assets	(3,736)	(7,270)
Operating liabilities	8,213	12,043
Net cash provided by operating activities	65,025	76,602
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(36,808)	(47,045)
Development of internal use software	(1,022)	(2,075)
Proceeds from sale of property and equipment	412	237
Net cash used in investing activities	(37,418)	(48,883)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(3,800)	(3,800)
Proceeds from sale leaseback transaction	—	4,073
Other financing activities	(2,074)	55
Net cash used in financing activities	(5,874)	328
Effect of foreign exchange rate changes on cash	49	239
Change in cash, cash equivalents and restricted cash	21,782	28,286
Cash, cash equivalents and restricted cash at beginning of period	67,312	61,291
Cash, cash equivalents and restricted cash at end of period	$89,094	$89,577

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for (i) adding back the change in deferred amusement revenue, and (ii) excluding the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Total revenues	$217,358	$211,784	$472,262	$476,743
Net income (loss) as reported	(8,965)	(5,930)	3,256	11,292
Interest expense	19,113	17,061	37,671	34,123
Income tax expense (benefit)	(2,174)	(3,317)	1,759	7,061
Depreciation and amortization	25,493	27,623	52,065	55,928
Asset impairments	1,591	—	1,591	—
Loss on asset disposals, net	801	1,961	2,038	3,716
Unrealized loss on foreign exchange	339	—	695	—
Non-cash stock-based compensation	163	186	227	336
Rent expense book to cash	2,015	1,856	4,188	2,836
Franchise revenue, net cash received	322	(254)	742	(344)
Impact of purchase accounting	—	569	—	785
Venue pre-opening costs	2	248	25	488
One-time and unusual items	702	947	1,467	3,213
Change in deferred amusement revenue	(5,237)	(676)	(2,006)	4,368
Adjusted EBITDA	$34,165	$40,274	$103,718	$123,802
Adjusted EBITDA Margin	15.7%	19.0%	22.0%	26.0%

CEC ENTERTAINMENT, INC.
VENUE COUNT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Number of Company-operated venues:
Beginning of period	561	560	562	559
New	—	2	—	3
Acquired from franchisee	—	2	—	2
Closed	(2)	—	(3)	—
End of period	559	564	559	564
Number of franchised venues:
Beginning of period	195	191	192	188
New	2	4	6	7
Acquired from franchisee	—	(2)	—	(2)
Closed	(1)	—	(2)	—
End of period	196	193	196	193
Total number of venues:
Beginning of period	756	751	754	747
New	2	6	6	10
Acquired from franchisee	—	—	—	—
Closed	(3)	—	(5)	—
End of period	755	757	755	757